Exhibit 10.22

劳 动 合 同

Labor Contract

甲 方	耀世星辉（北京）传媒有限公司

Party A:	Glory Star Media (Beijing) Co., Ltd.

乙 方

Party B:

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甲方（用人单位）：	耀世星辉（北京）传媒有限公司

Party A (Employer):	Glory Star Media (Beijing) Co., Ltd.

法定代表人姓名：	张兵

Name of legal representative:	Zhang Bing

地址：	北京市朝阳区驼房营南路8号新华科技大厦B座22层

Address:	22/F, Block B, Xinhua Science and Technology Building, No.8 Tuofangying South Road, Chaoyang District, Beijing

邮政编码：	100016

P.C:	100016

乙方（员工）：

Party B (Employee):

身份证号码/护照号码：

ID/Passport No.:

在京现居住详细住址：

Detailed address of current residence in Beijing:    _________________________________

邮政编码：

P.C:

户籍所在地地址：

Address of domicile location:    __________________________________________________

联系电话：

Phone number:

根据《中华人民共和国劳动法》、《中华人民共和国劳动合同法》及相关法律、法规、规章规定，甲乙双方经平等协商后于______年____月____日自愿签订本合同。

In accordance with the Labor Law of the People's Republic of China, Labor Contract Law of the People's Republic of China and other relevant laws, regulations and rules, Party A and Party B sign this Contract voluntarily on dd/mm/yyyy.

第1条 合同类型与期限

Chapter 1 Type and Term of Contract

本合同按照以下第 项确定合同类型及期限：

The type and term of the Contract is determined in accordance with Item X below:

(1)	固定期限合同，合同有效期自______年____月____日起至______年____月____日止，其中前_______个月为试用期。

(1)	Fixed-term Contract: The Contract shall be valid from dd/mm/yyyy to dd/mm/yyyy. In which, the first _______ months are probation periods.

(2)	无固定期限合同，合同有效期自______年____月____日起至乙方到达退休年龄或出现其他法定终止的情形时止。

(2)	Open-ended Contract: The Contract shall be valid from dd/mm/yyyy until Party B reaches the retirement age or any other legal termination occurs.

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(3)	以完成一定工作任务为期限的劳动合同，合同有效期自 年 月 日起，至工作完成时终止。

(3)	A Labor Contract whose term is the completion of a certain task. The Contract shall be valid from dd/mm/yyyy to the completion of the work.

第2条 工作内容与地点

Chapter 2 Working Content and Place

2.1	乙方的工作岗位为 ，工作地点为_____北 京_____。甲方可根据本单位经营或工作上的需要或乙方的工作能力、业绩，依法调整乙方的工作岗位或地点。

2.1	The position of Party B is ______, and the working place is in Beijing. Party A may adjust Party B's post or place according to the needs of the operation or work or Party B's working ability and performance.

2.2	乙方的岗位职责、工作目标、岗位纪律等以甲方为该岗位制订的工作规范以及甲方的相关管理制度为准，甲乙双方可另行约定岗位具体职责和要求。

2.2	Party B's job responsibilities, work objectives and post disciplines shall be subject to the work regulations formulated by Party A for the post and Party A's relevant management system. Party A and Party B may separately agree on the specific duties and requirements of the post.

2.3	乙方在工作期间应：

2.3	During the working period, Party B shall:

(1)	遵守相关法律、法规、规章的规定；

(1)	Abide by the provisions of relevant laws, regulations and rules;

(2)	忠于职守，勤奋工作，履行所在岗位职责，确保自身工作达到甲方为其规定的岗位职责标准；

(2)	Be faithful to the duties, work hard, fulfill the duties and responsibilities, and ensure that the work meets the standards of duties and responsibilities stipulated by Party A; and

(3)	保守甲方商业秘密，不得利用甲方的商业秘密为本人或其它经济组织、个人谋取经济利益。

(3)	Keep Party A's trade secrets, and shall not use Party A's trade secrets to seek economic benefits for himself/herself or other economic organizations or individuals.

第3条 工作时间和休息休假

Chapter 3 Working Hours, Rest and Holiday

3.1	乙方的工作时间根据其岗位特点，按照下列第（1）项执行：

3.1	Party B's working hours shall be subject to the following item (1) according to the characteristics of its position:

(1)	执行标准工作制，乙方每日工作时间不超过8小时，平均每周不超过40小时。

(1)	Implementation of standard work system: Party B shall work no more than 8 hours per day and no more than 40 hours per week on average.

(2)	执行综合计算工时工作制，平均工作时间不超过法定标准工作时间。

(2)	Implementation of comprehensive calculation working hours system: the average working hours not exceeding the legal standard working hours.

(3)	执行不定时工作制，在保证完成工作任务情况下，实行弹性工作时间。

(3)	Implementation of irregular working hours system: Flexible working hours shall be implemented while ensuring the completion of work tasks.

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如双方协商或甲方依法变更乙方岗位，工作时间届时作相应变更。

If both parties negotiate or Party A changes the position of Party B according to law, the working hours shall be changed accordingly at that time.

3.2	甲方依法保障乙方的法定休假权利，包括元旦、春节、国际劳动节、国庆节、法律法规规定的其他休假节日。甲方因特殊工作需要安排乙方延长工作时间的，应根据加班记录依法支付加班工资或安排补休。

3.2	Party A shall guarantee Party B's legal holiday rights according to law, including New Year's Day, Spring Festival, International Labor Day, National Day and other holidays as stipulated by laws and regulations. Where Party A needs to arrange Party B to extend working hours due to special work, Party A shall pay overtime salary or arrange supplementary leave according to the overtime record.

3.3	乙方在工作期间因故不能按时出勤的，应按照甲方规章制度履行相关请假手续，否则甲方有权按照制度规定认定乙方迟到、早退、旷工等并作出相应处罚。

3.3	If Party B fails to attend work on time for any reason during the work period, Party B shall perform relevant leave application procedures in accordance with Party A's rules and regulations. Otherwise, Party A shall have the right to determine Party B's lateness, early departure and absenteeism in accordance with the regulations and impose corresponding punishments.

第4条 劳动报酬

Chapter 4 Labor Remuneration

4.1	乙方的劳动报酬水平按甲方薪资政策方面的有关规定执行，具体以乙方另行签字确认的相关薪资文件为准。该薪资已包含相关法律、法规、规章规定的各类补贴、津贴。甲方可根据乙方的工作表现或职位调整情况，依法按照甲方薪资政策等规章制度调整乙方薪资。

4.1	The labor remuneration level of Party B shall be implemented in accordance with the relevant provisions of Party A's salary policy, and the relevant salary documents signed and confirmed by Party B shall prevail. The salary includes all kinds of subsidies and allowances stipulated by relevant laws, regulations and rules. Party A may adjust Party B's salary according to Party A's salary policy and other rules and regulations according to Party B's work performance or position adjustment.

4.2	甲方有权在发放乙方薪资或其他报酬前依法扣除如下费用：

4.2	Party A shall have the right to deduct the following expenses before paying Party B's salary or other remuneration according to law:

(1)	社会保险和其他福利中乙方个人应承担的部分；

(1)	Party B's personal share of social insurance and other benefits;

(2)	乙方的个人所得税；

(2)	Party B's personal income tax;

(3)	乙方应支付甲方的欠款、培训费、法定违约和赔偿金；

(3)	Party B shall pay Party A's arrears, training fees, legal breach of contract and compensation;

(4)	法院判决或仲裁裁决中乙方应支付给甲方的赔偿金或罚款；

(4)	Compensation or penalty payable by Party B to Party A in court judgment or arbitration award; and

(5)	法院判决或仲裁裁决中判令要求甲方代扣的乙方应付赔偿金或罚款。

(5)	Party B shall pay compensation or fine to Party A for withholding it as required by court judgment or arbitration award.

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4.3	甲方按其规章制度规定的发薪日按月以货币、银行转账或甲方认为适当的其他方式向乙方支付本合同约定薪资。

4.3	Party A shall pay Party B the salary agreed in this Contract by monthly transfer in currency, bank or other means as Party A deems appropriate on the payday specified in its rules and regulations.

4.4	乙方患病或非因工负伤，其医疗期及相关的病假工资或疾病救济金等医疗待遇，按照属地政府的有关规定及甲方规章制度执行。如属地政府无相关规定且乙方不认可甲方规章制度的，则乙方的病假工资标准按属地政府规定最低工资标准的80%计算。

4.4	If Party B is ill or is not injured due to work, the medical treatment period and relevant sick pay or sickness relief fund and other medical treatment shall be implemented in accordance with the relevant regulations of the territorial government and the rules and regulations of Party A. Where the territorial government has no relevant regulations and Party B does not approve the rules and regulations of Party A, Party B's sick leave salary standard shall be calculated at 80% of the minimum salary standard stipulated by the territorial government.

4.5	甲方施行员工薪资保密制度，乙方应严格遵守。如乙方泄露薪资数额或以非正当渠道获知他人薪资，甲方有权按照相关规章制度对乙方实施处罚。

4.5	Party A shall implement the employee salary confidentiality system, and Party B shall strictly abide by it. If Party B discloses the salary amount or obtains the salary of others through improper channels, Party A shall have the right to punish Party B in accordance with relevant rules and regulations.

第5条 社会保险和其他福利待遇

Chapter 5 Social Insurance and Other Benefits

5.1	乙方应配合甲方依法办理员工养老、失业、医疗、工伤等各项社会保险，因乙方未在规定时间内提供相关材料导致甲方不能及时办理乙方的社会保险及其它福利的，乙方自行承担损失及责任。

5.1	Party B shall cooperate with Party A to handle pension, unemployment, medical treatment, work-related injury and other social insurance. If Party A fails to handle Party B's social insurance and other benefits in time due to Party B's failure to provide relevant materials within the specified time, Party B shall bear the losses and liabilities on its own.

5.2	乙方因工负伤或患职业病，其工伤待遇按国家和属地政府的有关规定执行。

5.2	If Party B suffers from work-related injury or occupational disease, the treatment for work-related injury shall be implemented in accordance with the relevant regulations of the national and territorial government.

5.3	乙方在孕期、产期、哺乳期等各项待遇，按国家和属地政府颁布的有关生育保险政策规定执行。

5.3	Party B's treatment during pregnancy, childbirth and lactation shall be implemented in accordance with relevant maternity insurance policies and regulations promulgated by the national and territorial governments.

5.4	甲方有权根据经营效益情况决定是否向乙方发放奖金，该奖金系甲方对乙方完成工作任务且产生额外贡献的奖励，由甲方根据乙方绩效考核结果确定，若本合同在奖金核发结果发布之前解除或终止的，则乙方无权享受该奖金。

5.4	Party A shall have the right to decide whether to pay bonus to Party B according to the operation benefit. The bonus is an award for Party A's additional contribution to Party B's work, which shall be determined by Party A according to the performance appraisal results of Party B. If the Contract is cancelled or terminated before the issuance of the bonus results, Party B shall not be entitled to the bonus.

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 第6条 劳动纪律和规章制度

Chapter 6 Labor Discipline, Rules and Regulations

6.1	甲方制定、修改的规章制度应依法告知乙方（包括但不限于书面文件、会议、培训、电子邮件、公司发文、钉钉通知等），乙方应当按照甲方要求发送签收回执。

6.1	The rules and regulations formulated and revised by Party A shall be notified to Party B according to law (including but not limited to written documents, meetings, training, e-mails, documents issued by the Company, nailing notices, etc.), and Party B shall send the receipt of signature and withdrawal according to Party A's requirements.

6.2	乙方应严格遵守甲方规章制度并诚实信用地遵守劳动纪律和职业道德。

6.2	Party B shall strictly abide by Party A's rules and regulations and observe labor discipline and professional ethics in good faith.

6.3	乙方违反本合同或甲方规章制度，甲方有权依法处理，包括但不限于纪律处分、要求乙方赔偿经济损失、解除本合同、追究乙方刑事责任等。

6.3	If Party B violates this Contract or Party A's rules and regulations, Party A shall have the right to deal with it according to law, including but not limited to disciplinary actions, requiring Party B to compensate for economic losses, terminating this Contract, and pursuing Party B's criminal responsibility.

6.4	本合同内容与甲方规章制度不一致的，以甲方规章制度为准。

6.4	If the contents of this Contract are inconsistent with the rules and regulations of Party A, the rules and regulations of Party A shall prevail.

第7条 劳动保护、劳动条件和职业危害防护

Chapter 7 Labor Protection, Labor Conditions and Protection against Occupational Hazards

7.1	甲方应向乙方提供符合国家及属地政府关于安全生产、劳动保护规定的劳动保护设施等劳动条件及工作环境，并采取职业危害防护措施。

7.1	Party A shall provide Party B with labor conditions and working environment that conform to the national and territorial government's regulations on safe production and labor protection, and shall take measures to protect against occupational hazards.

7.2	乙方因依法履行本合同发生工伤、职业病等的，按照相关法律法规执行。

7.2	Where Party B has any work-related injury or occupational disease due to the performance of this Contract according to law, it shall be subject to relevant laws and regulations.

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第8条 解除与终止

Chapter 8 Dissolution and Termination

8.1	甲乙双方续订、解除、终止本合同的，应当依照相关法律、法规、规章及属地政府有关规定执行。

8.1	If both parties renew, recess or terminate this Contract, it shall be implemented in accordance with relevant laws, regulations, rules and relevant regulations of the territorial government.

8.2	本合同解除、终止的，乙方应立即停止以甲方名义从事的一切活动，根据甲方要求完成其未了事务、结清所有账目，并归还其持有的甲方财产，该财产包括但不限于：

8.2	If this Contract is recessed or terminated, Party B shall immediately stop all activities in the name of Party A, complete all outstanding affairs according to Party A's requirements, settle all accounts, and return Party A's property held by Party B, including but not limited to:

(1)	乙方保管、使用或在其控制范围内的有关甲方及其管理、经营和产品的文件、档案及其复印件；

(1)	Documents, archives and copies thereof of Party A, its management, operation and products kept, used or under the control of Party B;

(2)	甲方的供应商、客户以及其它联系单位和个人的名单和资料；

(2)	Name list and information of suppliers, customers and other contact units and individuals of Party A;

(3)	包含甲方资料和信息的软件、磁盘、硬盘、光盘；

(3)	Software, disk, hard disk and CD containing Party A's materials and information; and

(4)	甲方为乙方配备的工作所用的工具、仪器、设备及其他办公用具等。

(4)	Tools, instruments, equipment and other office tools provided by Party A for Party B's work.

8.3	本合同解除或终止时，乙方应当按照甲方规定的程序及时、全面地办理工作交接。甲方依法应当向乙方支付经济补偿的，在乙方完成工作交接后支付。

8.3	Upon the recession or termination of this Contract, Party B shall timely and completely handle the handover of work in accordance with the procedures prescribed by Party A. Where Party A shall pay Party B economic compensation according to law, Party A shall pay Party B after Party B completes the handover of work.

8.4	解除或者终止本合同时，甲方应向乙方提供解除或者终止劳动合同的证明，并依法为乙方办理档案和社会保险关系转移手续。

8.4	In case of recession or termination of this Contract, Party A shall provide Party B with the certificate of recession or termination of the Labor Contract, and handle the transfer formalities of archives and social insurance relationship for Party B according to law.

8.5	乙方未按甲方有关离职规定按时完成工作交接的，甲方有权不予办理离职手续、不予支付经济补偿，并要求乙方赔偿甲方因此遭受的损失。

8.5	If Party B fails to complete the handover of work on time according to relevant regulations of Party A, Party A shall have the right not to go through the resignation formalities, not to pay economic compensation, and to demand Party B to compensate Party A for the losses thus suffered.

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第9条 商业秘密与知识产权

Chapter 9 Trade Secrets and Intellectual Property Rights

9.1	甲方商业秘密包括但不限于乙方接触、管理、保管的，影响甲方经营、编辑、广告、发行、市场营销、竞争地位、经济利益、稳定和安全的以下内容：

9.1	Party A's trade secrets include, but are not limited to, the following contents that Party B contacts, manages and keeps, which affect Party A's operation, editing, advertising, distribution, marketing, competitive position, economic interests, stability and security:

(1)	甲方的经营信息、编辑选题信息、管理信息、人事档案、财务数据、营销策略、客户信息、重要会议内容、备忘录、计划书、笔记、图纸、往来书信及其他类似文件；

(1)	Party A's business information, editing topic selection information, management information, personnel files, financial data, marketing strategy, customer information, important meeting contents, memos, plans, notes, drawings, correspondence and other similar documents;

(2)	甲方的任何知识产权；

(2)	Any intellectual property rights of Party A;

(3)	甲方或其客户、合作伙伴的规章、非公开业务、交易、技术或其他资料；

(3)	Rules, non-public business, transaction, technology or other information of Party A or its customers or partners;

(4)	依照法律规定或有关协议约定应对外承担保密义务的任何资料；

(4)	Any information that is subject to confidentiality obligations in accordance with the law or relevant agreements; and

(5)	其他甲方未公开信息、资料等。

(5)	Other information and materials not disclosed by Party A.

9.2	乙方应当遵守甲方的保密制度，并永久保守甲方商业秘密，不得：

9.2	Party B shall abide by the confidentiality system of Party A and permanently keep Party A's trade secrets, and shall not:

(1)	利用甲方的商业秘密为本人或其他经济组织和个人谋取经济利益；

(1)	Use Party A's trade secrets to seek economic benefits for himself/herself or other economic organizations or individuals;

(2)	以任何形式向任何第三方直接或间接地泄露任何甲方商业秘密；

(2)	Disclose any trade secret of Party A directly or indirectly to any third party in any form;

(3)	擅自利用或者许可任何第三方利用甲方商业秘密；

(3)	Exploit or permit any third party to exploit Party A's trade secrets without authorization; and

(4)	以其他任何形式侵犯甲方商业秘密。

(4)	Infringe Party A's trade secrets in any other form.

9.3	乙方违反本合同或另行签订的保密协议中约定的保密义务而给甲方造成损失的，应按相关法律、法规、规章及双方约定赔偿甲方损失。

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9.3	Where Party B breaches the confidentiality obligations stipulated in this Contract or the separate confidentiality agreement and causes losses to Party A, Party B shall compensate Party A for the losses in accordance with the relevant laws, regulations, rules and the agreement of both parties.

9.4	乙方任职于甲方期间，就其凭借或使用甲方财力、物力、场地而完成或与他人合作共同完成的作品、研究、创造发明及其他知识产权（无论是否完成），包括但不限于作品、商标、专利（无论是否申请或者目前正在申请注册）、项目、公开或未公开的专有知识产权和其他法定权利，均属甲方所有。乙方承诺以其最大努力协助甲方获得并维护甲方合法权益。

9.4	During Party B's tenure in Party A, research, creation, invention and other intellectual property rights (whether completed or not) in respect of works, research, inventions and other intellectual property rights completed by or in cooperation with others by virtue of or using Party A's financial, material and site resources, including but not limited to works, trademarks, patents (whether or not applied for or currently under application for registration), projects, public or unpublic proprietary intellectual property rights and other legal rights, all belong to Party A. Party B undertakes to assist Party A in obtaining and safeguarding the lawful rights and interests of Party A with its best efforts.

第10条 劳动争议

Chapter 10 Labor Disputes

10.1	乙方保证其在签署本合同时以及在本合同履行期间：

10.1	Party B warrants that at the time of signing this Contract and during the performance of this Contract:

(1)	向甲方提供的相关材料与信息（包括但不限于履历、入职信息登记、健康报告、学历/资格证明、住所地、户籍等）均是完整、真实的；

(1)	Relevant materials and information provided to Party A (including but not limited to resume, employment information registration, health report, education/qualification certificate, domicile, household registration, etc.) are complete and true;

(2)	未受过劳动教养、刑事处罚或者重大的行政处罚等；

(2)	Having not been subjected to re-education through labor, criminal punishment or serious administrative punishment;

(3)	不存在与第三方任何形式的劳动关系；

(3)	There is no form of labor relationship with a third party;

(4)	不得直接或间接地从事任何与甲方正在或将要从事的媒体或经营相类似的竞争活动，包括但不限于受雇于与甲方竞争的单位或其他媒体机构；

(4)	Party B shall not directly or indirectly engage in any competitive activity similar to the media or business that Party A is or will engage in, including but not limited to the employment of the unit or other media organization competing with Party A; and

(5)	不存在违反与第三方之间的竞业限制或保密义务及其他违法情形。

(5)	There is no breach of non-competition or confidentiality obligations with third parties or any other violation of the law.

若乙方向甲方提供的上述重要材料、信息、保证、承诺出现虚假的，本合同视为以欺诈手段订立，甲方可立即解除本合同并不予支付任何补偿，甲方因此遭受的损失由乙方负责赔偿。

Where the aforesaid important materials, information, warranties and promises provided by Party B to Party A are false, this Contract shall be deemed concluded by fraudulent means and party A may terminate this Contract immediately and shall not pay any compensation. Party B shall be liable for the losses suffered by Party A.

10.2	乙方保证在本合同上记载的户籍所在地地址及现住址是甲方可以随时送达书面函件的地址。该地址发生变更的，乙方应在变更后三日内以书面形式通知变更后的地址。因乙方未及时通知致使甲方无法送达相关函件或无法与乙方取得联系的，相关函件视为送达，相关法律责任由乙方个人承担。

10.2	Party B guarantees that the address of the domicile and current address specified in this Contract is the address at which Party A may serve written correspondence at any time. If the address is changed, Party B shall notify the changed address in writing within three days after the change. Where Party A is unable to deliver the relevant letter or contact Party B due to Party B's failure to give timely notice, the relevant letter shall be deemed to be delivered and Party B shall be personally liable for the relevant legal liabilities.

10.3	双方就本合同发生任何争议，首先应协商解决。如不能协商解决，可向甲方所在地劳动争议仲裁委员会申请仲裁。任何一方对裁决不服的，可向甲方所在地人民法院提起诉讼。

10.3	Any dispute arising from this Contract shall be settled through negotiation. In case no settlement can be reached through negotiation, Party A may apply to the Labor Dispute Arbitration Commission where Party A is located for arbitration. Where any party refuses to accept the award, it may file a lawsuit with the people's court of the place where Party A is located.

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第11条 竞业禁止

Chapter 11 Non-competition and Non-solicitation

11.1	乙方向甲方承诺，在合同期限内，乙方将不会直接或间接地从事被合理认为与甲方构成竞争关系的任何活动或业务，或担任被合理认为与甲方构成竞争关系的任何商号、公司或组的雇员。

11.1	Party B covenants with Party A that he or she will not during the Contract Term directly or indirectly be engaged in any activity or business or act as an employee of any firm, company or organization which shall be reasonably considered in competition with Party A.

11.2	乙方向甲方进一步承诺，本合同项下聘用关系终止后两（2）年内，其将不会到与甲方生产或者经营同类产品、从事同类业务的有竞争关系的其他公司任职，或者自己开业生产或者 经营同类产品、从事同类业务。在竞业禁止条款有效期内，甲方应根据有关法律法规的规定按月给予乙方经济补偿。双方同意，本合同项下聘用关系解除或终止时，甲方可依其独有酌情权决定执行或放弃乙方所承担的竟业禁止义务。如果甲方放弃，乙方不应享有与该等被放弃的竞业禁止义务有关的任何补偿。

11.2	Party B further covenants with Party A that he or she will not, for the period of two years immediately following the termination of his or her employment under this Contract, work for a competitor of Party A who manufactures the same type of products or is engaged in the same type of business as Party A, or establish his or her own business to manufacture the same type of products or engage in the same type of business. During the effective period of this non-competition clause, Party A shall provide the Party B economic compensation on a monthly basis in accordance with the provisions of relevant laws and regulations. The Parties hereto agree that upon the termination of employment under this Contract, Party A may, at its sole discretion, decide to enforce or waive the non-competition obligations of Party B. In the event of a waiver by Party A of this obligation, Party B shall not be entitled to any compensation in connection with any waived non-competition obligations.

11.3	乙方同意，在受雇于甲方期间或雇佣关系终止后____________年内，不论原因何种原因（若有）雇佣终止，乙方均不会直接或间接：

Party B agrees that, while employed by Party A and for a period of ____________years after the date of termination of the employment relationship, without regard to the reason, if any, such employment shall terminate, Party B will not, directly or indirectly:

（1）诱使或企图诱使甲方的任何员工、顾问、销售代理、供应商、客户或独立承包商终止其与甲方的业务关系；或者

(1) induce or attempt to induce any employee, consultant, sales agent, supplier, customer or independent contractor of Party A to end his or her business relationship with Party A; or

（2）雇用甲方雇员（或与甲方终止雇佣关系后不满_____年的前雇员）、顾问、销售代理人，或独立承包商，留其作为顾问或承包商，或致使此类雇用或留任；或者

(2) employ, retain as a consultant or contractor, or cause to be so employed or retained, any employee (or former employee within _____ years after the date such former employee ceases to be employed by Party A), consultant, sales agent, or independent contractor of Party A; or

（3）与和甲方有业务关系（在乙方终止雇佣关系前）或与甲方讨论建立业务关系可能性（在乙方终止雇佣关系前）的个人或实体建立或试图建立与甲方利益存在竞争的业务关系；或者

(3) enter into or attempt to enter into a business relationship with any individual or entity with which, prior to Party B’s termination date, Party A had a business relationship, or with which, prior to Party B’s termination date, Party A had held discussions regarding the possibility of entering into such an relationship, if such relationship would be competitive with the interests of Party A; or

（4）做出或说出任何有损甲方声誉的事，导致客户停止以与以前实质等同的条件与甲方做生意，或完全停止与甲方做生意。

(4) do or say anything that is harmful to the reputation of Party A will result in customers to cease to deal with Party A on substantially equivalent terms as before or at all.

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第12条 其他

Chapter 11 Miscellaneous

12.1	本合同一式两份，双方各持一份，自双方签字或盖章之日起生效。

12.1	This Contract shall be made in duplicate, one for each party, and shall come into force on the date of signature or seal of both parties.

12.2	自本合同生效之日起，双方此前存有的尚未履行完的劳动合同或相关约定自动废止，甲乙双方此后的劳动权利义务均以本合同为准。

12.2	From the effective date of this contract, the Labor Contract or relevant Agreement that has not been fulfilled before by both parties shall be automatically annulled. The labor rights and obligations of Party A and Party B hereafter shall be subject to this Contract.

12.3	乙方特此声明：乙方已全部阅读本合同，并在充分理解其内容的基础上签订本合同。

12.3	Party B hereby declares that Party B has read the Contract in its entirety and signed the Contract on the basis of full understanding of its contents.

（以下无正文）

(No text contained below)

甲方（盖章）：		乙 方（签字）：

Party A (seal):		Party B (signature):

签订日期：	_____年_____月_____日	签 订日期：	_____年_____月_____日

Signing date:		Signing date:

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